UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15, 2009

BRAMPTON CREST INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

NEVADA	000-1321002	30-0286164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4700 Biscayne Blvd. Suite 500, Miami, FL 33137	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (305) 722-4800

N/A
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Brampton Crest International, Inc., a Nevada corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.02.  Termination of a Material Definitive Agreement

Effective June 15, 2009, the contractual agreement between by and between Global Systems Securities, LLC and our company was terminated. Effective June 15, 2009, Robert Adams, in return for the termination of the contractual agreement by and between our company and Global Systems Securities, LLC  and the sum of $100,000, cancelled 24,000,000 of the 25,000,000 shares held in the name of Adams Family Company LLC of which Robert Adams is the controlling Member.  Effective June 15, 2009, Matthew Streab, in return for the termination of the contractual agreement by and between our company and Global Systems Securities, LLC and the sum of $100,000, cancelled 24,000,000 of the 25,000,000 shares held in the name of RMS Associates of Broward, LLC of which Matthew Streab is the controlling Member.

Item 5.01.  Changes in Control of Registrant

Effective June 15, 2009, Robert Adams, in return for the termination of the contractual agreement by and between our company and Global Systems Securities, LLC and the sum of $100,000 cancelled 24,000,000  of the 25,000,000 shares held in the name of Adams Family Company LLC of which Robert Adams is the controlling Member.  Effective June 15, 2009, Matthew Streab, in return for the termination of the contractual agreement by and between our company and Global Systems Securities, LLC and the sum of $100,000 cancelled 24,000,000  of the 25,000,000 shares held in the name of RMS Associates of Broward, LLC of which Matthew Streab is the controlling Member.  In addition, Bryan Norcross and Max Mayfield each cancelled 12,500,000 shares of common stock respectively.

As a result, the current number of issued and outstanding shares of common stock equals 149,054,881 shares.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 15, 2009, Robert Adams resigned as a member of the Board of Directors and as an Officer of the Company to pursue other interests. To the knowledge of the Board and executive officers of the Company, Mr. Adams had no disagreement with the Company on any matter related to the Company's operations, policies or practices.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRAMPTON CREST INTERNATIONAL, INC.
Date: June 22, 2009.
	By:	/s/ Bryan Norcross
Bryan Norcross
Chief Executive Officer